                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT



                                                                                           Settlement Date                  1/31/02
                                                                                           Determination Date               2/12/02
                                                                                           Distribution Date                2/15/02


I.      All Payments on the Contracts                                                                                  2,328,637.78
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                               50,990.59
III.    Repurchased Contracts                                                                                                  0.00
IV.     Investment Earnings on Collection Account                                                                              0.00
V.      Servicer Monthly Advances                                                                                         41,501.62
VI.     Distribution from the Reserve Account                                                                             23,761.65
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                                8,455.22
VIII.   Transfers to the Pay-Ahead Account                                                                                (5,155.74)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                               0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                              (39.94)

Total available amount in Collection Account                                                                          $2,448,151.18
                                                                                                                   =================


DISTRIBUTION AMOUNTS                                                                       Cost per $1000
--------------------                                                                       --------------

1.   (a)  Class A-1 Note Interest Distribution                                                                  0.00
     (b)  Class A-1 Note Principal Distribution                                                                 0.00
            Aggregate Class A-1 Note Distribution                                            0.00000000                        0.00

2.   (a)  Class A-2 Note Interest Distribution                                                                  0.00
     (b)  Class A-2 Note Principal Distribution                                                                 0.00
            Aggregate Class A-2 Note Distribution                                            0.00000000                        0.00

3.   (a)  Class A-3 Note Interest Distribution                                                                  0.00
     (b)  Class A-3 Note Principal Distribution                                                                 0.00
            Aggregate Class A-3 Note Distribution                                            0.00000000                        0.00

4.   (a)  Class A-4 Note Interest Distribution                                                                  0.00
     (b)  Class A-4 Note Principal Distribution                                                                 0.00
           Aggregate Class A-4 Note Distribution                                             0.00000000                        0.00

5.   (a)  Class A-5 Note Interest Distribution                                                             40,288.35
     (b)  Class A-5 Note Principal Distribution                                                         2,021,498.11
            Aggregate Class A-5 Note Distribution                                           70.36813857                2,061,786.46

6.   (a)  Class A-6 Note Interest Distribution                                                            128,375.00
     (b)  Class A-6 Note Principal Distribution                                                                 0.00
            Aggregate Class A-6 Note Distribution                                            5.41666667                  128,375.00

7.   (a)  Class B Note Interest Distribution                                                               59,285.00
     (b)  Class B Note Principal Distribution                                                                   0.00
            Aggregate Class B Note Distribution                                              5.56666667                   59,285.00

8.   (a)  Class C Note Interest Distribution                                                               98,822.83
     (b)  Class C Note Principal Distribution                                                                   0.00
            Aggregate Class C Note Distribution                                              5.70833312                   98,822.83

9.   Servicer Payment
     (a)  Servicing Fee                                                                                    24,663.57
     (b)  Reimbursement of prior Monthly Advances                                                          75,218.32
            Total Servicer Payment                                                                                        99,881.89

10.  Deposits to the Reserve Account                                                                                           0.00

Total Distribution Amount from Collection Account                                                                     $2,448,151.18
                                                                                                                   ================
Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                              0.00
      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                   0.00
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                         0.00
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)              0.00
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                             0.00
                                                                                                                   ================

Payahead Account distributions to Sellers

---------------------------------------------
      (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                    20.20964
      (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)         19.73036
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                            39.94
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
INTEREST

1.   Current Interest Requirement
        (a) Class A-1 Notes @ 5.845%                                                                   0.00
        (b) Class A-2 Notes @ 0.06028                                                                  0.00
        (c) Class A-3 Notes @ 6.140%                                                                   0.00
        (d) Class A-4 Notes @ 6.250%                                                                      0
        (e) Class A-5 Notes @ 6.420%                                                              40,288.35
        (f) Class A-6 Notes @ 6.500%                                                                 128375
               Aggregate Interest on Class A Notes                                                                       168663.35

        (g) Class B Notes @ 0.0668                                                                                           59285

        (h) Class C Notes @ 0.0685                                                                                        98822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                            0.00
        (b) Class A-2 Notes                                                                            0.00
        (c) Class A-3 Notes                                                                            0.00
        (d) Class A-4 Notes                                                                            0.00
        (e) Class A-5 Notes                                                                            0.00
        (f) Class A-6 Notes                                                                               0

        (g) Class B Notes                                                                              0.00
                                                                        ---------------

        (h) Class C Notes                                                                              0.00


3.   Total Distribution of Interest                                    Cost per $1000
        (a) Class A-1 Notes                                                  0.00000000                0.00
        (b) Class A-2 Notes                                                           0                0.00
        (c) Class A-3 Notes                                                  0.00000000                0.00
        (d) Class A-4 Notes                                                  0.00000000                   0
        (e) Class A-5 Notes                                                  1.37502901           40,288.35
        (f) Class A-6 Notes                                                  5.41666667              128375
               Total Aggregate Interest on Class A Notes                                                                 168663.35

        (g) Class B Notes                                                   5.566666667                                  59,285.00

---------------------------------------------
        (h) Class C Notes                                                          5.71                                   98822.83

                                                                        ---------------


PRINCIPAL

                                                                       No. of Contracts
1.   Amount of Stated Principal Collected                                                          737682.1
2.   Amount of Principal Prepayment Collected                                     52.00          1116905.27
3.   Amount of Liquidated Contract                                                    6           166910.74
                                                                                                  ---------
4.   Amount of Repurchased Contract                                                   0           0.0000000

       Total Formula Principal Distribution Amount                                                                    2,021,498.11

5.   Principal Balance before giving effect to Principal Distribution                  Pool Factor
        (a) Class A-1 Notes                                                             0.0000000                             0.00
        (b) Class A-2 Notes                                                             0.0000000                             0.00
        (c) Class A-3 Notes                                                             0.0000000                             0.00
        (d) Class A-4 Notes                                                             0.0000000                             0.00
        (e) Class A-5 Notes                                                             0.2570148                     7,530,533.00
        (f) Class A-6 Notes                                                                               1               23700000

        (g) Class B Notes                                                                                 1          10,650,000.00

        (h) Class C Notes                                                                                 1          17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                   0.00
        (b) Class A-2 Notes                                                                                                   0.00
        (c) Class A-3 Notes                                                                                                   0.00
        (d) Class A-4 Notes                                                                                                   0.00
        (e) Class A-5 Notes                                                                                                   0.00
        (f) Class A-6 Notes                                                                                                      0

        (g) Class B Notes                                                                                                     0.00
                                                                        ---------------

        (h) Class C Notes                                                                                                     0.00


7.   Principal Distribution                                              Cost per $1000
        (a) Class A-1 Notes                                                  0.00000000                                       0.00
        (b) Class A-2 Notes                                                  0.00000000                                       0.00
        (c) Class A-3 Notes                                                  0.00000000                                       0.00
        (d) Class A-4 Notes                                                  0.00000000                                       0.00
        (e) Class A-5 Notes                                                 68.99310956                               2,021,498.11
        (f) Class A-6 Notes                                                           0                                          0

        (g) Class B Notes                                                             0                                       0.00

        (h) Class C Notes                                                             0                                       0.00
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
8.   Principal Balance after giving effect to Principal Distribution                                  Pool Factor
        (a) Class A-1 Notes                                                                               0.0000000            0.00
        (b) Class A-2 Notes                                                                               0.0000000            0.00
        (c) Class A-3 Notes                                                                               0.0000000            0.00
        (d) Class A-4 Notes                                                                               0.0000000            0.00
        (e) Class A-5 Notes                                                                               0.1880217    5,509,034.89
        (f) Class A-6 Notes                                                                                          1     23700000

        (g) Class B Notes                                                                                 1.0000000   10,650,000.00

---------------------------------------------
        (h) Class C Notes                                                                                         1     17312029.25



POOL  DATA
                                                                                                      Aggregate
                                                                               No. of Contracts    Principal Balance
1.   Pool Stated Principal Balance as of                   37287                       2,115          57,171,064.14

2.   Delinquency Information                                                                                           % Delinquent

         (a) 31-59 Days                                                                   40             627,602.47     0.010977624
         (b) 60-89 Days                                                                    9              102523.19     0.001793271
         (c) 90-119 Days                                                                   3              28,665.98     0.000501407
         (d) 120 Days +                                                                    0                   0.00               0

3.   Contracts Repossessed during the Due Period                                           0                   0.00

                                                                                                      -------------
4.   Current Repossession Inventory                                                        2             254,288.54

5.   Aggregate Net Losses for the preceding Collection Period
       (a) Aggregate Principal Balance of Liquidated Receivables                           6             166,910.74
       (b) Net Liquidation Proceeds on any Liquidated Receivables                                         50,990.59
       Total Aggregate Net Losses for the preceding Collection Period                                                     115920.15

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                        588315.42

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                   535                            4847477.110

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                        0.090949072

---------------------------------------------
9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                            111.105591



TRIGGER ANALYSIS

1.  (a)  Average 60+ Delinquency Percentage                  1.349%
    (b)  Delinquency Percentage Trigger in effect ?                     NO

2.  (a)  Average Net Loss Ratio                        0.000667072
    (b)  Net Loss Ratio Trigger in effect ?                             NO
    (c)  Net Loss Ratio (using ending Pool Balance)    0.001515118

3.  (a)  Servicer Replacement Percentage               0.001667597
---------------------------------------------
    (b)  Servicer Replacement Trigger in effect ?                       NO



MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                                24,663.57

2.   Servicer Advances                                                                                                     41,501.62

3.   (a)  Opening Balance of the Reserve Account                                                                        5,325,240.59
     (b)  Deposits to the Reserve Account                                                                      0.00
     (c)  Investment Earnings in the Reserve Account                                                       8,609.85
     (d)  Distribution from the Reserve Account                                                          (23,761.65)
     (e)  Ending Balance of the Reserve Account                                                                        5,310,088.79

4.   Specified Reserve Account Balance                                                                                  5,325,240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                         32,187.02
     (b)  Deposits to the Pay-Ahead Account from the Collection Account                                    5,155.74
     (c)  Investment Earnings in the Pay-Ahead Account                                                        39.94
     (d)  Transfers from the Pay-Ahead Account to the Collection Account                                  (8,455.22)
     (e)  Ending Balance in the Pay-Ahead Account                                                                        28,927.48


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